The announcement that US Airways and America West intend to merge does not change anything for the time being. It's business as usual for both companies and our respective customers.

You may find the following Q and A helpful when speaking with customers on specific topics.

Can I make a reservation for America West through US Airways?
*  Until we receive regulatory approval, customers who want to fly US Airways should book through US Airways, and customers who want to fly America West Airlines should book through America West. No US Airways flights are operating in conjunction with America West Airlines at this time. We remain independent companies and competitors.

When will the merger become effective?
*  The merger requires U.S. Bankruptcy Court and government regulatory approval, which could take several months. Until then, both companies will continue to operate separately.

How will we know when the merger is approved?
*  US Airways is committed to keeping our customers informed of any developments. We would urge you to periodically check our Web site, usairways.com for updates. We will communicate publicly as steps in the merger are completed.

Will the ticket I have on US Airways for travel after the merger is completed be honored?
*  Yes, all reservations and tickets issued for travel on US Airways will be honored.

How far into the future should I continue to book reservations and buy tickets on US Airways?
*  You should feel comfortable making advance bookings on US Airways, as we are conducting our business as usual.

What will happen to my frequent flier miles?
*  Once the merger is approved, our frequent flier programs will be combined under the Dividend Miles brand. Your mileage balance is secure and will be transferred into the combined program.

Will I need to do anything to ensure that my account balances are combined?
*  We will handle all such arrangements, however, it is good practice to keep your own tally on your account activity. If you do note a discrepancy, please contact us immediately for Dividend Miles questions. You should contact America West for any questions or information regarding FlightFund or America West products and services.

Can I travel on America West and earn miles in my US Airways account now?
*  No, not until the merger is approved and the frequent travel programs are combined. We will notify our members as changes occur. Likewise, America West frequent fliers cannot earn US Airways Dividend Miles in their Flight Fund accounts.

I have elite status in the America West FlightFund program. Can I use my first class upgrades on US Airways?
*  Not at this time. We first must get government regulatory and U.S. Bankruptcy Court approval to merge US Airways and America West Airlines for you to begin enjoying the benefits of the combined companies.

I have elite status in the America West FlightFund, can I use the US Airways clubs?
*  To use any of the US Airways Clubs, membership is required. Until the companies are merged, you can purchase a membership, or day passes as needed. FlightFund members do not have access to US Airways' clubs until the merger is approved.

Can I make a reservation on US Airways and use the America West bill me later payment option?
*  No, not at this time. US Airways and America West booking, ticketing and payment arrangements remain separate until the merger is completed.

Can I book a reservation for America West on the US Airways Web site?
*  No, until the merger is finalized, please continue to use America West's Web site for bookings on them and the US Airways Web site for bookings on us.

Does this announcement mean that America West is part of the Star Alliance?
*  The announcement of the intention for US Airways and America West to merge does not change anything for the time being. We remain two separate companies and competitors until the merger is finalized.

I have elite status n the America West FlightFund, can I board first with the top tier customers in the US Airways Dividend Miles program?
*  Not at this time. We first must get government regulatory and U.S. Bankruptcy Court approval to merge US Airways and America West Airlines for you to begin enjoying the benefits of the combined companies.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, a registration statement, including a proxy statement of America West, and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and proxy statement (when available) as well as other filed documents containing information about US Airways and America West at http://www.sec.gov, the SEC's website. Free copies of America West's SEC filings are also available on America West's website at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Airlines 111 West Rio Salado Pkwy, Tempe, Arizona 85281. Free copies of US Airways' SEC filings are also available on US Airways' website at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22224.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION
America West, US Airways and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West's stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West is included in its definitive proxy statement for its 2005 Annual Meetings filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 2, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, will be set forth in the registration statement and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.